ASSET PURCHASE AGREEMENT
                           AND PLAN OF REORGANIZATION


         THIS ASSET PURCHASE AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is entered into on August 30, 2005, by and among Kleenair Systems, Inc., a publicly-held, Nevada corporation ("KAIR"), on the one hand, and Innovay, Inc., a California corporation on the other hand ("INNO"), and its shareholders ("Stockholders").

                                 R E C I T A L S

         A. The Stockholders wish to sell, and KAIR wishes to acquire, all of the Assets of INNO (as defined below) in exchange for KAIR's issuance to the Stockholders of an aggregate of Seventeen Million Nine Hundred Eighty-Three Thousand Nine Hundred Seventy-Six (17,983,976 ) Post-Split new shares of common stock, $.001 par value per share, representing in the aggregate 53.75% of the issued and outstanding shares ("Post Split") at Closing (the "KAIR Common Stock"), subject to and upon the terms and conditions hereinafter set forth.

         B. INNO has capital stock consisting of 1,000,000 shares of Common Stock authorized of which 300,000 shares of Common Stock of INNO are issued and outstanding and owned by the Stockholders as of the date of this Agreement.
Schedule 1 attached hereto sets forth the remaining shares and amounts of shares owned by each Stockholders.

         C. At the Closing (defined below), INNO will transfer to KAIR all of the assets subject to all of the liabilities of KleenAir Systems, Inc on
Schedule 1 being all of the assets of KAIR..

         D. KAIR has authorized capital stock consisting of 100,000,000 shares of KAIR Common Stock, of which approximately63,000,000 shares of KAIR Common Stock are issued and outstanding as of the date of this Agreement and upon effecting a 1:5 reverse split there will be 12,655,984 shares approximately (the "Reverse Split").

         E. After giving effect to the issuance of the KAIR Shares to the Stockholders there will be approximately 84,373,226 shares of KAIR Common Stock issued and outstanding, of which 18,983,976 KAIR Shares, or approximately 60 % of KAIR Common Stock, will be owned by the Stockholders after the initial Closing and an additional aggregate amount of 52,733,260 shares shall be held in Escrow pending completion of the three (3) transactions set forth in Section 1.2 hereof.

         F. As soon as is reasonably practicable following the Closing, KAIR shall take such action as is necessary, including without limitation filing with the Securities and Exchange Commission (the "SEC") (i) a Current Report on Form 8-K pursuant to the Exchange Act to report the reorganization transaction contemplated by this Agreement and, by way of such report or an amendment thereto, the required financial statements of INNO; and (ii) a spin off of the wholly owned subsidiary of KAIR at an agreed price to Pollution Control Ltd. which may thereafter assume the obligations of KAIR hereunder provided KAIR takes it to trading standards.



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


                                A G R E E M E N T

         It is agreed as follows:

         1. ASSET PURCHASE AND REORGANIZATION.

                  1.1 Incorporation of Recitals. The provisions and recitals set forth hereinabove are hereby referred to and incorporated herein and made a part of this Agreement by reference.

                  1.2 Agreement to Exchange Stock. Subject to the terms and upon the conditions set forth herein, the Stockholders agree to cause INNO to sell, assign, transfer and deliver to KAIR, and KAIR agrees to purchase from the INNO, at the Closing, all of the assets, subject to all of the liabilities, of the business of INNO as more particularly described on Schedule 1 attached hereto (the "Assets") in exchange for the issuance by KAIR to the Stockholders, at the Closing, of the Shares of KAIR representing 60% of the then issued and outstanding shares of KAIR and to escrow 52,733,266 of additional shares of KAIR (the "Escrow Shares") to be released to the Stockholders in equal amount upon INNO achieving consummation of the following three (3) matters:

(i) Acquisition of rights to distribute ZenGen and Innozen products in Korea;

(ii) Sale of distribution rights for ZenGen and Innozen products Korea for $2.0 million; and

(iii) Sale of distribution rights for cosmetic rights for Korea for $1.0
Million.

                  1.3 Closing. The closing (the "Closing") of the exchange of the Assets for the KAIR Shares shall take place at the offices of John Holt Smith, Esq., the escrow agent (the "Escrow Agent"), located at 1900 Avenue of the Stars, Suite 1450, Los Angeles, California 90067, at 3:00 PM, local time, on August __, 2005, or at such other time and place as may be agreed to by the Stockholders and KAIR (the "Closing Date"); provided however, that the effective date of the Closing for filing purposes and purposes of finality shall be deemed to be the date of effectiveness of the Schedule 14C Information Statement, the date of its mailing.

                  1.4      Instruments of Transfer.

                           (a) Stockholders Shares. The Stockholders shall cause
the officers of INNO to deliver to the
Escrow Agent on the Closing Date original documents of transfer of all assets subject to all liabilities of INNO owned by INNO satisfactory to KAIR, in order to effectively vest in KAIR all right, title and interest in and to the Assets . From time to time after the Closing Date, and without further consideration, the Stockholders and INNO will execute and deliver such other instruments of transfer and take such other actions as KAIR may reasonably request in order to more effectively transfer to KAIR the Assets intended to be transferred hereunder.

                           (b) KAIR Common Stock. KAIR shall deliver to the
Escrow Agent on the Closing Date original certificates evidencing the KAIR Shares initially to be issued and the Escrow Shares, in form and substance satisfactory to the Stockholders, in order to effectively vest in the Stockholders all right, title and interest in and to the KAIR Shares issuable to them. From time to time after the Closing Date, and without further consideration, KAIR will execute and deliver such other instruments of transfer and take such other actions as the Stockholders may reasonably request in order to more effectively issue to him/her the KAIR Shares.

                           (c) KAIR Shares. The KAIR shares will have been
delivered to the Escrow Agent and will be released on the Closing Date represented by an original certificate(s) evidencing the KAIR Shares to the person indicated on Schedule 1 hereof together with a duly executed stock power(s) in form and substance satisfactory to each Stockholders, in order to effectively vest in them all right, title and interest in and to the KAIR Shares owned by KAIR. From time to time after the Closing Date, and without further consideration, KAIR will execute and deliver such other instruments of transfer and take such other actions as they may reasonably request in order to more effectively transfer to them the securities intended to be transferred hereunder.


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

1.5 Tax Free Reorganization. The parties intend that the transaction under this Agreement qualify as a tax-free reorganization under Section 368 of the Internal Revenue Code of 1986.

1.6 Transfer of Contracts. At or before the Closing, INNO shall execute and deliver to Escrow all contract rights aggregating sales of $10,000,000, approximately, of (i) Salon-De Mariag (Japan), (ii) Kuang-Dong (Korea); and
(iii) Intimus (Korea).

         2.       DELIVERIES AT THE CLOSING

                  2.1 KAIR's Deliveries at the Closing. At or prior to the Closing and as a condition of Closing, KAIR shall deliver or cause to be delivered to the Escrow Agent at their offices of Smith & Associates located at 1900 Avenue of the Stars, Suite 1450, Los Angeles, California 90067, all of the following:

                           (a) Original certificates representing the KAIR
Shares registered in the name of the Stockholders, respectively, in accordance with the percentages on Schedule 1 hereof;

                           (b) The Officer's Certificate signed by KAIR's
President and dated as of the Closing Date in the form attached hereto as Exhibit B;

                           (c) A written resignation of the officers and
directors of KAIR effective as of the Closing Date in form satisfactory to the Stockholders;

                           (d) Certified resolutions of the Board of Directors
of KAIR in the form attached hereto as Exhibit
C (i) authorizing the consummation of the transactions contemplated by this Agreement; and (ii) electing the person(s) designated by KAIR as officer(s) and director(s) of KAIR effective as of the Closing Date;

                           (e) A certified list of the record holders of KAIR
Common Stock as of the most recent practicable date evidencing all of the shares of KAIR Common Stock issued and outstanding;

                           (f) A certificate of good standing of KAIR from the
State of Nevada as of the most recent
practicable date;

                           (g) A signed copy of the Escrow Instruction in the
form of Exhibit D attached hereto;

                           (h) Such other documents and instruments as shall be
reasonably necessary to effect the
transactions contemplated hereby; and

                           (i) The Stockholders have carefully reviewed a
proposed Option Agreement under which Pollution
Control Ltd., a Bahamian Company and affiliate of Lionel Simons, to purchase 100% of the stock of the KAIR subsidiary holding all of the assets, subject to all of the liabilities of KAIR, for the total purchase price of $3,600. The Stockholders believe that the execution of the Option Agreement in the form attached hereto as Exhibit 1 is in the best interests of KAIR and therefore will cause same to be delivered to John Holt Smith with irrevocable instructions to deliver same to Pollution Control Ltd. immediately after the closing.

                  2.2 Stockholders' Deliveries at Closing. At or prior to the Closing, the Stockholders shall deliver or cause to be delivered to the Escrow Agent all of the following:
                           (a) A signed copy of the Escrow Instruction in the
form of Exhibit D attached hereto; and

                           (b) Such other documents and instruments as shall be
reasonably necessary to effect the
transactions contemplated hereby.

                  2.3 INNO's Deliveries at the Closing. At or prior to the Closing and as a condition of Closing, INNO shall deliver or cause to be delivered to the Escrow Agent all of the following:

                           (a) The Officer's Certificate signed by the Chief
Executive Officer and dated as of the Closing
Date in the form attached hereto as Exhibit E;

                           (b) Certified resolutions of the Board of Directors
of INNO in the form attached hereto as Exhibit F authorizing the consummation of the transactions contemplated by this Agreement;

                           (c) A certificate of good standing of INNO from the
State of California as of the most recent practicable date; and

                           (e) Assignments and Bills of Sale covering all assets
of INNO and such other documents and instruments as shall be reasonably necessary to effect the transactions contemplated hereby.

         3. REPRESENTATIONS AND WARRANTIES OF THE SELLING SHAREHOLDERS. The Stockholders represent, warrant and covenant to and with KAIR with respect to herself, as follows:



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



                  3.1 Power and Authority. The Stockholders have all requisite power and authority to enter into and to carry out all of the terms of this Agreement and all other documents executed and delivered in connection herewith (collectively, the "Documents"). All individual action on the part of the Stockholders necessary for the authorization, execution, delivery and performance of the Documents by the Stockholders have been taken and no further authorization on the part of the Stockholders is required to consummate the transactions provided for in the Documents. When executed and delivered by the Stockholders, the Documents shall constitute the valid and legally binding obligation of the Stockholders enforceable in accordance with their respective terms.

                  3.2 Ownership of and Title to Securities. The Stockholders owns all of the issued and outstanding shares of INNO Shares. The Stockholders represents that he/she has and will transfer to KAIR good and marketable title to the Shares that he/she owns, free and clear of all pledges, security interests, mortgages, liens, claims, charges, restrictions or encumbrances, except for any restrictions imposed by federal or state securities laws.

                  3.3 Investment and Related Representations. The Stockholders are aware that neither the KAIR Shares nor the offer or sale thereof to the Stockholders have been registered under the Securities Act, or under any state securities law. The Stockholders understands that the KAIR Shares will be characterized as "restricted" securities under federal securities laws inasmuch as they are being acquired in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. The Stockholders agrees that they will not sell all or any portion of the KAIR Shares except pursuant to registration under the Securities Act or pursuant to an available exemption from registration under the Securities Act. The address of the Stockholders is c/o Smith & Associates, 1900 Avenue of the Stars, Suite 1450, Los Angeles, California 90067. The Stockholders understands that each certificate for KAIR Shares issued to them or to any subsequent transferee shall be stamped or otherwise imprinted with the legend set forth below summarizing the restrictions described in this Section 3.3 and that KAIR shall refuse to transfer the KAIR Shares except in accordance with such restrictions:

         THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "1933 ACT"). THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF A CURRENT AND EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT WITH RESPECT TO SUCH SHARES, OR AN OPINION OF THE ISSUER'S COUNSEL TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER THE 1933 ACT.

         The Stockholders acknowledge having received and reviewed KAIR's Annual Report on Form 10-KSB for the year ended 12/31/04 (the "2004 Annual Report") and KAIR's Quarterly Reports on Form 10-QSB for the periods ended March 31, September 30 and December 31, 2004 (together, the "Quarterly Reports"). The Stockholders acknowledges and represents that they have reviewed the financial statements contained within the 2004 Annual Report and the Quarterly Reports and are fully aware of the current financial condition of KAIR, including its assets and liabilities, as set forth in the 2004 Annual Report and the Quarterly Reports. Each of the Stockholders warrants and represents that, other than the 2004 Annual Report and the Quarterly Reports, the Stockholders are not relying upon any other information, written and/or oral, with regard to the status of KAIR's financial condition, including but not limited to the status of the assets and liabilities set forth in the 2004 Annual Report and the Quarterly Reports. The Stockholders further acknowledges that KAIR has given to KAIR's counsel, accountants and other advisors, agents, consultants and representatives, full access to all of the properties, books, contracts, commitments and records of KAIR, and has furnished or will furnish all such information concerning it (including its operations, financial condition and business plan) as they have requested or may request.


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

         4. REPRESENTATIONS AND WARRANTIES OF KAIR. KAIR represents, warrants and covenants to INNO and the Stockholders as follows. As used herein, the term "KAIR Disclosure Schedule" shall refer to the KAIR Disclosure Schedule attached hereto as Exhibit G and incorporated herein by this reference.

                  4.1 Organization and Good Standing. KAIR is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has full corporate power and authority to enter into and perform its obligations under this Agreement.

                  4.2 Capitalization. Recital D to this Agreement accurately and completely describes the authorized, issued and outstanding capital stock of KAIR. Except as set forth on the KAIR Disclosure Schedule, all outstanding shares of KAIR Common Stock were offered and sold in compliance with applicable state and federal securities laws, have been duly authorized and validly issued and are fully paid, nonassessable and free of any preemptive rights. There are no warrants, options, subscriptions, calls or other similar rights to purchase any of KAIR's capital stock, and there are no voting, pooling or voting trust agreements, arrangements or contracts by and among KAIR, its stockholders or any of them.

                  4.3 Validity of Transactions. Except as set forth on the KAIR Disclosure Schedule: (i) this Agreement, each document executed and delivered by KAIR in connection with the transactions contemplated by this Agreement and the performance of the transactions contemplated therein have been duly authorized by the sole director of KAIR, have been duly executed and delivered by KAIR and each is the valid and legally binding obligation of KAIR, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws affecting enforcement of creditor's rights generally and by general principles of equity; and (ii) the KAIR Shares issuable hereunder, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable and free of any liens or encumbrances, except for any restrictions imposed by federal or state securities laws.

                  4.4 No Conflict. Except as set forth on the KAIR Disclosure Schedule, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby do not and will not conflict with, result in a breach of any term or provision of or constitute a default under or result in a violation of (i) the Certificate of Incorporation or Bylaws of KAIR, as amended, (ii) any agreement, contract, lease, license or instrument to which KAIR is a party or by which KAIR or any of its properties or assets are bound or
(iii) any judgment, decree, order or writ by which KAIR is bound or to which it or any of its properties or assets are subject.

                  4.5 Approvals and Consents. Except for the filing and distribution of Schedule 14C Information pursuant to Rule 14(c) under the Exchange Act and as may be set forth on the KAIR Disclosure Schedule, there are no permits, consents, mandates or approvals of public authorities, either federal, state or local, or of any third party necessary for KAIR's consummation of the transactions contemplated hereby.

                  4.6      SEC Reports; Financial Statements.

                           (a) KAIR will have filed all reports, including the
2004 Annual Report and the Quarterly Reports
(collectively, the "SEC Reports"), required to be filed by it with the SEC since January 1, 2005, pursuant to the Exchange Act. The SEC Reports complied, at the time of filing, in all material respects with the applicable requirements of the Exchange Act. None of the SEC Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent superseded by an SEC Report filed subsequently and prior to the date hereof. Prior to the Closing, KAIR shall deliver to INNO KAIR's balance sheet and the related statements of operations, stockholders' equity and cash flows (including the related notes thereto) of KAIR for the three months ended December 31, 2004 (the "2004 Financials"). There has been no material adverse change in the business, assets, liabilities, financial condition, results of operations or prospects of KAIR.


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

                           (b) The 2004 Financials have been prepared in
accordance with United States generally accepted accounting principles. All financial statements made part of the SEC Reports and the 2005 Financials present fairly the financial position of KAIR as at their respective dates and the results of its operations and its cash flows for the periods presented therein subject, in the case of the unaudited interim financial statements, to normal year-end adjustments that have not been and are not expected to be material in amount.

                  4.7 Litigation. Except as set forth in the KAIR Disclosure Schedule, there are no suits or proceedings (including without limitation, proceedings by or before any arbitrator, government commission, board, bureau or other administrative agency) pending or, to the knowledge of KAIR, threatened against or affecting KAIR, the officers or directors of KAIR or any of their respective affiliates or that questions or threatens the validity of this Agreement or any action to be taken in connection herewith, and KAIR or any of its assets are not subject to or in default with respect to any order, writ, injunction or decree of any federal, state, local or other governmental department. KAIR has not commenced and does not currently intend to commence any legal proceedings against any other person or entity.

                  4.8 Taxes. Except as set forth in the KAIR Disclosure Schedule, all federal income tax returns and state and local income tax returns for KAIR have been filed as required by law. All taxes as shown on such returns or on any assessment received subsequent to the filing of such returns have been paid, and there are no pending assessments or adjustments or any income tax payable for which reserves, which are reasonably believed by KAIR to be adequate for the payment of any additional taxes that may come due, have not been established. All other taxes imposed by any government authority on KAIR have been paid and any reports or returns due in connection therewith have been filed. No outstanding claim for assessment or collection of taxes has been asserted against KAIR and there are no pending, or to the knowledge of KAIR, threatened tax audits, examinations or claims.

                  4.9 No Defaults. No material default (or event which, with the passage of time or the giving of notice, or both, would become a material default) exists or is alleged to exist with respect to the performance of any obligation of KAIR under the terms of any indenture, license, mortgage, deed of trust, lease, note, guaranty, joint venture agreement, operating agreement, partnership agreement or other contract or instrument to which KAIR is a party or any of its assets are subject, or by which it is otherwise bound, and, to the best knowledge of KAIR, no such default or event exists or is alleged to exist with respect to the performance of any obligation of any party thereto.

                  4.10 Corporate Documents. KAIR has furnished to the Stockholders true and complete copies of the Articles of Incorporation, as amended, and Bylaws of KAIR certified by its secretary and copies of the resolutions adopted by KAIR's Board of Directors authorizing and approving this Agreement and the transactions contemplated hereby. KAIR has made available to Selling Shareholders and the Stockholders and their representatives all corporate minute books of KAIR, and such minute books contain complete and accurate records of the proceedings of KAIR's stockholders and directors.

                  4.11 Contracts and Other Commitments. All contracts and agreements of any kind, written or oral, concerning KAIR are identified on the KAIR Disclosure Schedule. KAIR will not have and will not be bound by any contract, agreement, lease, commitment or proposed transaction, judgment, order, writ or decree, written or oral, absolute or contingent.

                  4.12 No Liabilities. KAIR has no liabilities or claims against it (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated and whether due or to become due, including any liabilities for taxes) except for (i) liabilities or claims set forth in the SEC Reports, or (ii) liabilities or claims identified in the KAIR Disclosure Schedule.


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

                  4.13 No Assets. KAIR has no assets or operations, except as identified in the KAIR Disclosure Schedule.

                  4.14 Compliance with Laws. KAIR have complied in all material respects with all laws, regulations and orders affecting its business and operations and is not in default under or in violation of any provision of any federal, state or local rule, regulation or law, including without limitation, any applicable statute, law or regulation relating to the environment or occupational health and safety, and no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

                  4.15 Absence of Certain Changes. Prior to the Closing, KAIR shall not, except as contemplated by this Agreement, without the written consent of the Selling Shareholders (which consent will not be unreasonably withheld):

                           (a) make any material change in the business or
operations of KAIR, taken as a whole;

                           (b) declare any dividends in cash on the issued and
outstanding shares of KAIR Common Stock, or make any other distribution of any kind in respect thereof;

                           (c) issue, sell or otherwise distribute any
authorized but unissued shares of its capital stock or effect any stock split or reclassification of any such shares or grant or commit to grant any option, warrant or other right to subscribe for or purchase or otherwise acquire any shares of capital stock of KAIR or any security convertible into or exchangeable for any such shares;

                           (d) adopt any amendment to its Certificate of
Incorporation or Bylaws;

                           (e) enter into any other transaction affecting in any
material respect the business of KAIR, taken as a whole.

                  4.16 Brokers and Finders. KAIR has not dealt with any broker or finder in connection with the transactions contemplated hereby. KAIR has not incurred, nor shall it incur, directly or indirectly, any liability for any brokerage or finders' fees, agent commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

                  4.17 Intercompany and Affiliate Transactions; Insider Interests. Except as set forth on the KAIR Disclosure Schedule or as expressly identified in the SEC Reports, there are, and during the last two years there have been, no transactions, agreements or arrangements of any kind, direct or indirect, between KAIR, or between KAIR, on the one hand, and any director, officer, employee, stockholder or affiliate of KAIR, on the other hand, including, without limitation, loans, guarantees or pledges to, by or for KAIR or from, to, by or for any of such persons, that are currently in effect (current loans outstanding to Pollution Control, Lionel Simons, Barbara Simons, Les Berriman and John Zabsky.


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

                  4.18 Accuracy of Information. None of the representations or warranties or information provided and to be provided by KAIR to INNO or the Stockholders in this Agreement, or any schedules or exhibits hereto, contains or will contain any untrue statement of a material fact or omits or will omit to state any material facts necessary in order to make the statements and facts contained herein or therein not false or misleading. Copies of all documents heretofore or hereafter delivered or made available to INNO pursuant hereto were or will be complete and accurate records of such documents.

                  4.19 Indemnification. KAIR covenants and agrees to indemnify and hold harmless INNO and its directors, officers, employees and agents from any and all costs, expenses, losses, damages and liabilities incurred or suffered directly or indirectly by any of them (including legal fees and cots) proximately resulting from or attributable to the breach of, or misstatement in, any one or more of the representations or warranties of KAIR made herein.

         5. REPRESENTATIONS AND WARRANTIES OF INNO. INNO represents, warrants and covenants to and with KAIR as follows:

                  5.1 Organization and Good Standing. INNO is a corporation duly organized, validly existing, and in good standing under the laws of the State of California and has full corporate power and authority to enter into and perform its obligations under this Agreement.

                  5.2 Capitalization. Recital B to this Agreement accurately and completely describes the authorized, issued and outstanding capital stock of INNO. All outstanding shares of INNO were offered and sold in compliance with applicable state and federal securities laws, have been duly authorized and validly issued and are fully paid, nonassessable and free of any preemptive rights.

                  5.3 Financial Statements. INNO has furnished to KAIR its unaudited balance sheet as of May 1, 2005, and its related unaudited statements of income, stockholders' equity and cash flow for the two years then ended, together with appropriate notes to such financial statements (the "Financial Statements"). The Financial Statements reflect adequate provisions for all reasonably anticipated liabilities, do not contain any items of a special or nonrecurring nature except as expressly stated therein and present fairly the consolidated financial position of INNO as at such date.

                  5.4 No Material Adverse Change. Since July 15, 2005, there has not been any material adverse change in the business, assets, liabilities, financial condition, results of operations or prospects of INNO.

                  5.5 No Undisclosed Liabilities. INNO has any material liabilities, fixed or contingent, other than (i) liabilities fully reflected in the Financial Statements and (ii) liabilities incurred since July 15, 2005, in the ordinary course of business or as contemplated or permitted by this Agreement and not exceeding $10,000 in the aggregate, all of which in the aggregate, taking into consideration all other changes in the financial condition of INNO in the ordinary course of business, have had no material adverse effect on the financial position or results of operations of INNO or on the conduct of its business.

                  5.6 Litigation. There are no material lawsuits, proceedings, claims or governmental investigations pending or, to the knowledge of any executive officer of INNO threatened against INNO nor is there any reasonable basis known to any executive officer of INNO for any such action and there is no action, suit, proceeding or investigation pending, threatened or, to the knowledge of any executive officer of INNO contemplated that questions the legality, validity or propriety of the transactions contemplated by this Agreement.

                  5.7 Validity of Transactions. This Agreement, and each document executed and delivered by INNO in connection with the transactions contemplated by this Agreement, and the performance of the transactions contemplated therein have been duly authorized by the directors of INNO have been duly executed and delivered by KAIR and each is the valid and legally binding obligation of INNO enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency reorganization and moratorium laws and other laws affecting enforcement of creditor's rights generally and by general principles of equity.


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

                  5.8 No Conflict. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby do not and will not conflict with, or result in a breach of any term or provision of, or constitute a default under or result in a violation of (i) the Articles of Incorporation or Bylaws of INNO as amended, (ii) any agreement, contract, lease, license or instrument to which INNO is a party or by which INNO or any of its properties or assets are bound or (iii) any judgment, decree, order or writ by which INNO is bound or to which it or any of its properties or assets are subject.

                  5.9 Accuracy of Information. None of the representations or warranties or information provided and to be provided by INNO in this Agreement, or any schedules or exhibits hereto, contains or will contain any untrue statement of a material fact or omits or will omit to state any material facts necessary in order to make the statements and facts contained herein or therein not false or misleading. Copies of all documents heretofore or hereafter delivered or made available to KAIR pursuant hereto were or will be complete and accurate records of such documents.

                  5.10 Indemnification. INNO covenants and agrees to indemnify and hold harmless KAIR and its directors, officers, employees and agents from any and all costs, expenses, losses, damages and liabilities incurred or suffered directly or indirectly by any of them (including legal fees and cots) proximately resulting from or attributable to the breach of, or misstatement in, any one or more of the representations or warranties of KAIR made herein.

         6.       CONDITIONS PRECEDENT

                  6.1 Conditions precedent to Each Party's Obligations. The respective obligations of each party to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction on or prior to the Closing of the following conditions, unless waived by such party:

                           (a) Government Approvals. All authorizations,
consents, orders or approvals of, or declarations or filings with, or expiration of waiting periods imposed by, any governmental authority necessary for the consummation of the transactions contemplated by this Agreement, other than the waiting period required by Rule 14c-2 under the Exchange Act, shall have been filed, occurred or been obtained.

                           (b) Third-Party Approvals. Any and all consents or
approvals required from third parties relating to contracts, licenses, leases and other instruments, material to the respective businesses of KAIR and INNO shall have been obtained.

(c) Legal Action. No temporary restraining order, preliminary injunction or permanent injunction or other order preventing the consummation of the transactions contemplated by this Agreement shall have been issued by any federal or state court and remain in effect, and no litigation seeking the issuance of such an order or injunction shall be pending that, in the good faith judgment of INNO or KAIR, has a reasonable probability of resulting in such order, injunction or damages. In the event any such order or injunction shall have been issued, each party agrees to use its reasonable efforts to have any such injunction lifted.

(d) Due Diligence Review. Each party hereto shall have discovered no material deviation in the factual statement, or representations made herein to the other party during their respective due diligence review of the books, records or agreements to which any party is obligated.

                  6.2 Conditions Precedent to Obligations of KAIR. The obligations of KAIR to consummate the transactions contemplated by this Agreement are subject to the satisfaction on or prior to the Closing of the following conditions, unless waived by KAIR:

                           (a) Representations and Warranties of Stockholders.
The representations and warranties of the Stockholders set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as if made at and as of the Closing Date, except as otherwise contemplated by this Agreement.

                           (b) Representations and Warranties of INNO. The
representations and warranties by INNO set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as if made at and as of the Closing Date, and KAIR shall have received a certificate to such effect signed by the Chief Executive Officer of each.

                           (c) Performance of Obligations of INNO. INNO shall
have performed in all material respects all obligations required to be performed by it under this Agreement prior to the Closing Date, and KAIR shall have received a certificate to such effect signed by the Chief Executive Officer of KAIR.

                           (d) Additional Closing Documents. KAIR shall have
received (i) each of the documents or instruments listed in Section 2.2 hereof from the Stockholders; (ii) each of the documents or instruments listed in
Section 2.3 hereof from each of INNO and (iii) such other documents and instruments as are required to be delivered pursuant to the provisions of this Agreement or as otherwise reasonably requested by KAIR.

                  6.3 Conditions Precedent to Obligations of KAIR and the Stockholders. The obligations of INNO and the Stockholders to consummate the transactions contemplated by this Agreement are subject to the satisfaction on or prior to the Closing of the following conditions, unless waived by INNO and the Stockholders:

                           (a) Representations and Warranties. The
representations and warranties of KAIR set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as if made at and as of the Closing Date, except as otherwise contemplated by this Agreement, and INNO and the Stockholders shall have received a certificate to such effect signed by the President of KAIR.

                           (c) Performance of Obligations of KAIR. KAIR shall
have performed in all material respects all obligations required to be performed by it under this Agreement prior to the Closing Date, i.e. preparation and filing of Schedule 14C Information Statement which shall have made changes to satisfy the comments of the SEC, and formation of a wholly owned subsidiary to which all assets and liabilities of KAIR shall have been transferred, and INNO shall have received a certificate to such effect signed by the President of KAIR.

                           (d) Appointment of Directors to KAIR Board. KAIR,
effective as of the Closing, will have appointed to the board of directors of KAIR, the three (3) nominees of INNO, and the two (2) present board of directors members and officers of KAIR, will have tendered their resignations from all officer and director positions effective as of the Closing, except that these two officers and directors shall be appointed as operating managers of the wholly owned subsidiary containing the operating assts and liabilities of pre-merger KAIR with fully authorized control over all of the assets and revenue of such subsidiary.

                           (e) Additional Closing Documents. KAIR and the
Stockholders shall have received (i) the documents and instruments referenced in
Section 2.1 hereof; and (ii) and the Escrow Shares shall have been delivered to John Holt Smith; and (iii) such other documents and instruments as are required to be delivered pursuant to the provisions of this Agreement or otherwise reasonably requested by INNO.

         7. CERTAIN ADDITIONAL UNDERSTANDINGS AND AGREEMENTS.

                  7.1 Current Reports on Form 8-K and Schedule 14C Information Statement. As soon as is reasonably practicable following the Closing, KAIR shall file a Current Report on Form 8-K with the SEC to report the reorganization transaction contemplated by this Agreement and, by way of such report or an amendment thereto, the required financial statements of INNO, and shall prepare and file Schedule 14C Information Statement.

         8. TERMINATION AND ABANDONMENT.

                  8.1 Termination by Mutual Consent. This Agreement may be terminated at any time prior to the Closing by the written consent of INNO and KAIR.

                  8.2 Termination by Either INNO or KAIR. This Agreement may be terminated by either INNO or KAIR if the Closing is not consummated by September 30, 2005 (provided that the right to terminate this Agreement under this Section
8.2 will not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such date).

                  8.3 Procedure and Effect of Termination. In the event of termination of this Agreement pursuant to this Section 8, written notice thereof will be given to all other parties and this Agreement will terminate (except to the extent provided in Section 8.1 hereof) and the transactions contemplated hereby will be abandoned, without further action by any of the parties hereto. If this Agreement is terminated as provided herein:

                           (a) Each of the parties will, upon request,
re-deliver all documents, work papers and other material of the other parties relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, to the party furnishing the same;

                           (b) No party will have any liability for a breach of
any representation, warranty, agreement, covenant or provision of this Agreement, unless such breach was due to a willful or bad faith action or omission of such party or any representative, agent, employee or independent contractor thereof; and

                           (c) All filings, applications and other submissions
made pursuant to the terms of this Agreement will, to the extent practicable, be withdrawn from the agency or other person to which made.

         9.       MISCELLANEOUS.

                  9.1 Third-Party Beneficiaries. The Stockholders shall be a permitted beneficiary of the representations, warranties and covenants of KAIR and of the closing documents delivered by KAIR at the Closing. KAIR and Lionel Simons, an officer and director of KAIR, together with Pollution Control Ltd, the controlling shareholder of KAIR, shall be permitted beneficiaries of the representations, warranties and covenants of INNO and the Stockholders, and of the closing documents delivered by INNO and the Stockholders at the Closing.

                  9.2 Cumulative Remedies. Any person having any rights under any provision of this Agreement will be entitled to enforce such rights specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law, which rights may be exercised cumulatively and not alternatively.

                  9.3 Successors and Assigns. Except as otherwise expressly provided herein, this Agreement and any of the rights, interests or obligations hereunder may not be assigned by any of the parties hereto. All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective permitted successors and assigns of the parties hereto, whether so expressed or not.

                  9.4 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement or the other documents.

                  9.5 Counterparts. This Agreement may be executed in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts when taken together will constitute one and the same agreement.

                  9.6 Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings.

                  9.7 Survival of Representations. All representations, warranties and agreements contained herein or made in writing by KAIR, INNO and the Stockholders in connection with the transactions contemplated hereby, except any representation, warranty or agreement as to which compliance may have been appropriately waived, shall survive the execution and delivery of this Agreement.

                  9.8 Expenses and Attorney Fees. KAIR, INNO and the Stockholders shall each pay all of their respective legal and due diligence expenses in connection with the transactions contemplated by this Agreement, including, without limiting the generality of the foregoing, legal and accounting fees.

                  9.9 Waiver of Conditions. At any time or times during the term hereof, KAIR or INNO may waive fulfillment of any one or more of the conditions to their obligations in whole or in part, and INNO or the Stockholders may waive fulfillment of any one or more of the foregoing conditions to their obligations, in whole or in part, by delivering to the other party a written waiver or waivers of fulfillment thereof to the extent specified in such written waiver or waivers. Any such waiver shall be validly and sufficiently authorized for the purposes of this Agreement if, as to any party, it is authorized in writing by an authorized representative of such party. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

                  9.10 Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) upon receipt when sent by first-class, registered or certified mail, return receipt requested, postage prepaid or (d) upon receipt after deposit with a nationally recognized overnight express courier, postage prepaid, specifying next day delivery with written verification of receipt. All communications shall be sent to the party to be notified at the address as set forth below or at such other address as such party may designate by three (3) days' advance written notice to the other party. All communications shall be addressed as follows:

(a) if to INNO to:
                                    2195 K. Faraday Avenue
                                    Carlsbad, California 92008

(b) if to KAIR, to:
                                    27121 Aliso Creek Road
                                    Aliso Viejo, California 92656

                  9.11 Law Governing. This Agreement shall be construed and interpreted in accordance with and governed and enforced in all respects by the laws of the State of Nevada.

                  9.12 Attorneys' Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and disbursements in addition to any other relief to which such party may be entitled.

                  9.13 Delivery by Facsimile. Delivery of an executed counterpart of the Agreement or any exhibit attached hereto by facsimile transmission shall be equally as effective as delivery of an executed hard copy of the same. Any party delivering an executed counterpart of this Agreement or any exhibit attached hereto by facsimile transmission shall also deliver an executed hard copy of the same, but the failure by such party to deliver such executed hard copy shall not affect the validity, enforceability or binding effect of this Agreement or such exhibit.

         IN WITNESS WHEREOF, each of the parties to this Agreement has executed or caused this Agreement to be executed as of the date first above written.


-------------------------------------- -----------------------------------------
"_________________________"            KLEENAIR SYSTEMS, INC.


_____________________________________  By: ________________________________
______________________, individually   Name: Lionel Simons
                                       Its: Chief Executive Officer


-------------------------------------- -----------------------------------------
STOCKHOLDERSS                          INNOVAY, INC.

-----------------------------------
Name: _____________________________
                                       By: __________________________________
                                       Name: John Park
___________________________________    Its: Chief Executive Officer
Name: _____________________________

-----------------------------------
Name: _____________________________

-----------------------------------
Name: _____________________________

-----------------------------------
Name: _____________________________

================================================================================






                                    Exhibit 1

                                OPTION AGREEMENT

      THIS OPTION AGREEMENT ("Agreement") is made effective as of the 1st day of September, 2005 (Effective Date"), by, and between, Kleenair Systems, Inc., a Nevada corporation ("KAIR"), which intends to change its name hereafter to MIGAMI, Inc., and Pollution Control, Ltd., a Bahamian corporation ("PCL").

         1. Grant of Option. KAIR hereby grants to PCL and/or its nominee an option to purchase all of the issued and outstanding shares of Common Stock of Kleenair Systems of North America, Inc., a Nevada corporation ("KSNA") and a wholly owned subsidiary of Kleenair Systems, Inc.

         2. Term of Option. This Option is exercisable for a period of three (3) years from the Effective Date. Upon exercise, PCL shall have seven (7) years to pay the Option Price in accordance with the provisions of paragraph 3.

         3. Option Price. The Option Price shall be Three Million Six Hundred Thousand Dollars ($3,600,000). The Option Price shall be paid over the seven (7) years after the date that the Option is exercised. During that seven (7) year period, KSNA or PCL shall pay 50% of the eight percent (8 %) royalty payments actually received by KNSA under the Agreement for Assignment of Intellectual Property, dated effective August 29, 2005, with Kleenair Systems International, plc., which is being assigned to KNSA under this Agreement. Any unpaid balance due shall be paid on the seven (7) year anniversary date of the exercise of the Option. PCL or KNSA may prepay the balance due at any time.

         4. Transfer of Assets. As of the closing, the following assets shall have been transferred to KNSA:

         a. All contracts between KAIR and Kleenair Systems International plc, including, without limitation, the License Agreement, dated effective August 29, 2005, and the Agreement for Assignment of Intellectual Property, dated effective August 29, 2005;

         b. All cash assets of KAIR;

         c. All intellectual property rights and other rights relating to any technology which pertains to any engine emissions reduction system or any related technology and all related products and spares manufactured or sold for such use, including any accounts receivable for same.,

                  d. All contracts and contract rights of KAIR immediately before the closing, including the agreements with AirTek, Inc., Dinex, Inc., Extengine Transport Systems LLC, and Chong Qing Qinchuan Industry Group Co., Ltd.;


                                                             Initials:
                                                                       -----
                                                             Initials:
                                                                       -----

         e. All revenue generated by the assets being transferred to KNSA;

         f. All bank accounts of KAIR, as of the closing date; and

         g. All assets of KAIR immediately prior to the closing, including those set forth on the Schedules attached to the Bill of Sale and Assignment as Schedules "1" and "2."

         In the event that any of the assets have not been transferred to KSNA as of the closing, such assets shall be transferred to KNSA within three (3) business days of closing.

         5. Consideration. The parties acknowledge that full and complete consideration has been provided by PCL to KAIR for this Option.

         6. No Removal of Assets. No assets or funds deposited in, or paid to, KSNA may be removed from KSNA without the prior written consent of PCL. Notwithstanding the provisions of this paragraph to the contrary, KNSA Management as appointed under paragraph 7 may use assets of KNSA to pay any bill of KNSA at their sole discretion. KAIR shall not have access to any assets or funds of KNSA and KAIR shall not use, attempt to use, transfer, assign, or hypothecate such assets or funds for any purpose. Such assets and funds shall not be pledged as security for any purpose by KAIR.

         7. Management of KNSA. KNSA shall be managed by those directors and officers designated by PCL. KAIR shall elect those directors designated by PCL. If this Option expires prior to its exercise, KAIR's obligations under this paragraph 7 shall terminate.

         8. Transfer of Bank Accounts. KAIR shall use its best efforts to transfer all existing KAIR bank accounts into the sole name of KNSA. KAIR shall have no further interests in such accounts. If the banks will not cooperate in permitting such transfer, such accounts shall be closed. KAIR shall open its new accounts in a different bank.

         9. Governing Law; Arbitration. This Agreement shall be governed by, and construed under, the laws of the State of California. Any dispute arising under this Agreement shall be resolved by binding arbitration before the American Arbitration Association in Los Angeles, California, under the then current rules of the Association, and any award therein may be confirmed, modified, vacated, or enforced by any court having jurisdiction thereof. In any such Arbitration, the prevailing party shall be awarded its reasonable attorney's fees and costs.

         10. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and there are no promises, representations, covenants, or conditions relating to this Agreement which are not contained herein. Neither this Agreement, nor any provision hereof, may be amended, waived, discharged or terminated except by a writing signed by the party against whom it is sought to be enforced. This Agreement shall be interpreted as if it were jointly prepared and shall not be construed against any one party in the event of any ambiguity.

         11. Notice. Any notice that the parties are required or may desire to deliver to the other under this Agreement or otherwise shall be delivered by facsimile transmission, with a confirming copy sent by United States mail, certified or registered, return receipt requested, proper postage prepaid to the other party at the address set forth herein below. Such notice shall be deemed delivered on the first (1st) business day following the facsimile.

         The initial address for notice is as follows:

         To: Pollution Control, Ltd:
                                                     Mr. Lionel Simons
                                                     Pollution Control, Ltd


                                                     Facsimile No.:

         To: Kleenair Systems, Inc:                   Mr. John Park
                                                     Kleenair Systems, Inc.


                                                     Facsimile No




                                                             Initials:
                                                                       -----
                                                             Initials:
                                                                       -----

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first written above.

                                     Kleenair Systems, Inc.
                                     ("KAIR)


                                    By:  /s/ John Park
                                         ------------------------------------
                                         John Park, President


                                    Pollution Control, Ltd
                                    ("PCL")


                                    By: /s/ Lionel Simons
                                        -------------------------------------
                                          Lionel Simons, President